UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 9, 2019
(Date of earliest event reported)

RED HAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33162	06-1364380
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 754-3700
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	RHT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On July 9, 2019, International Business Machines Corporation (“IBM”) completed the acquisition of Red Hat, Inc., a Delaware corporation (“Red Hat” or the “Company”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 28, 2018 (the “Merger Agreement”), by and among IBM, Red Hat and Socrates Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Red Hat (the “Merger”), with Red Hat surviving the Merger and becoming a wholly owned subsidiary of IBM.
At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) canceled shares, (ii) dissenting shares, and (iii) subsidiary converted shares) was converted into the right to receive $190.00 in cash, without interest (the “Merger Consideration”).
Red Hat’s executive officers and employees hold various types of compensatory awards with respect to the Company Common Stock. Red Hat’s non-employee directors hold awards of restricted shares and deferred stock units. The Merger Agreement provides for the treatment with respect to such awards. None of Red Hat’s non-employee directors or executive officers hold stock options. For additional information regarding the Merger Agreement’s treatment of these compensatory awards, deferred stock units and stock options, please see the Red Hat’s definitive proxy statement on Schedule 14A filed with the SEC on December 12, 2018, which is incorporated herein by reference.
IBM acquired all of the issued and outstanding common shares of Red Hat for $190.00 per share in cash, representing a total equity value of approximately $34 billion.
On July 9, 2019, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the closing of the Merger and related matters under Items 2.01, 3.01, 3.03, 5.01, 5.02, 5.03, 7.01 and 9.01 of Form 8-K. Due to the large number of events to be reported under the specified items of Form 8-K, this Form 8-K/A is being filed to amend the Original Form 8-K to include additional matters related to the closing of the Business Combination under Items 1.01, 1.02, 2.04 and 8.01 of Form 8-K.
Item 1.01. Entry into a Material Definitive Agreement.
Supplemental Indenture
In connection with the consummation of the Merger, Red Hat and U.S. Bank National Association (the “Convertible Notes Trustee”), entered into a Supplemental Indenture (the “Supplemental Indenture”), dated as of July 9, 2019, which supplements the Indenture, dated as of October 7, 2014 (as supplemented by the Supplemental Indenture, the “Indenture”), by and between Red Hat and the Convertible Notes Trustee, governing Red Hat’s 0.25% Convertible Senior Notes due 2019 (the “Convertible Notes”), of which approximately $186.9 million aggregate principal amount was outstanding on July 8, 2019.
The Supplemental Indenture provides that, from and after the Effective Time, the right to convert each $1,000 principal amount of the Convertible Notes will be changed into a right to convert such principal amount of the Convertible Notes into $190.00 in cash in respect of each share of the Company Common Stock into which the Convertible Notes would otherwise be convertible.
The foregoing descriptions of the Indenture and the Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture and the Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, hereto and incorporated into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
Termination of Convertible Note Hedge Transactions and Warrant Transactions
On October 1, 2014, in connection with the sale of the Convertible Notes, the Red Hat entered into convertible note hedge transactions and warrant transactions with certain of the initial purchasers of the Convertible Notes or their respective affiliates (the “Option Counterparties”). In connection with the exercise in full by the initial purchasers of their option to purchase up to an additional $105.0 million in aggregate principal amount of the Convertible Notes, on October 2, 2014 Red Hat entered into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties.
In connection with the Merger, the Red Hat and the Option Counterparties agreed to terminate all outstanding convertible note hedge transactions and warrant transactions. As a result of the termination, the Option Counterparties are required to make an aggregate payment of approximately $297.6 million to Red Hat with respect to termination of all outstanding note hedge transactions, and Red Hat is required to make an aggregate payment of approximately $1,007.9 million to the Option Counterparties with respect to termination of all outstanding warrant transactions. Upon such payments, all outstanding convertible note hedge transactions and warrant transactions will be terminated.

The above description of the convertible note hedge transactions and the warrant transactions is a summary only and is qualified in its entirety by reference to the forms of the call option confirmation and the warrant confirmation executed by Red Hat and each Option Counterparty as of the dates specified above, which were filed as Exhibit 10.1 and Exhibit 10.2 respectively to the Current Report on Form 8-K filed by Red Hat on October 7, 2014, and which are incorporated into this Item 1.02 by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.
The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.04.
The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change under the Indenture (each, as defined in the Indenture), and the effective date of such Fundamental Change and such Make-Whole Fundamental Change is July 9, 2019. Accordingly, following the Merger, each holder of the Convertible Notes has the right to (i) convert its Convertible Notes into $190.00 in cash in respect of each share of the Company Common Stock into which the Convertible Notes would have otherwise be convertible, or (ii) require that Red Hat repurchase such holder’s Convertible Notes for cash at a repurchase price equal the principal amount of such Convertible Notes plus accrued and unpaid interest thereon to, but excluding, the repurchase date.
Item 8.01 Other Events.
Red Hat intends to provide notice to the Convertible Notes Trustee within three business days of its intent to effect the repurchase of the Convertible Notes in accordance with the terms of the Indenture.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

4.1
Indenture (including form of Note) with respect to Red Hat’s 0.25% Convertible Senior Notes due 2019, dated as of October 7, 2014, between Red Hat and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Red Hat’s Current Report on Form 8-K filed with the SEC on October 7, 2014 (File No. 001-33162)).

4.2	Supplemental Indenture, dated as of July 9, 2019, between Red Hat and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 9, 2019	RED HAT, INC.

	By:	/s/ Tom Savage
Tom Savage
Assistant Secretary